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EXHIBIT 1.1

Ameren Energy Generating Company

$275,000,000 7.95% Senior Notes, Series E due 2032

Note Purchase Agreement

         June 3, 2002

Lehman Brothers Inc.
Banc One Capital Markets, Inc.
BNY Capital Markets, Inc.
Credit Suisse First Boston Corporation
Westdeutsche Landesbank Girozentrale, London Branch

c/o Lehman Brothers Inc.
745 7th Avenue
New York, New York 10019

Ladies and Gentlemen:

        Ameren Energy Generating Company (the "Company"), an Illinois corporation and an indirect wholly-owned subsidiary of Ameren Corporation ("Ameren"), proposes to issue and sell to Lehman Brothers Inc., Banc One Capital Markets, Inc., BNY Capital Markets, Inc., Credit Suisse First Boston Corporation and Westdeutsche Landesbank Girozentrale, London Branch (collectively, the "Purchasers") $275,000,000 in aggregate principal amount of 7.95% Senior Notes, Series E due 2032 (the "Series E Notes") on the terms and in the manner set forth herein.

        The Purchasers shall act severally and not jointly with respect to the purchase from the Company of the respective amounts of Series E Notes set forth in Schedule A hereof. The Series E Notes will be sold by the Company to the Purchasers without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on an exemption from registration.

        The Series E Notes are to be issued pursuant to an indenture between the Company and The Bank of New York as trustee (the "Trustee") dated as of November 1, 2000 as previously supplemented and as to be further supplemented by a third Series Supplemental Indenture dated as of June 1, 2002 (collectively, the "Indenture").

        Each Purchaser is entitled to resell, subject to the conditions set forth herein, its allocation of the Series E Notes to subsequent investors at any time after the date of this Note Purchase Agreement (the "Agreement") as set forth in Schedule A. The Series E Notes are to be offered and sold through the Purchasers to such subsequent investors without being registered under the Securities Act in reliance upon an exemption from registration. As used herein, "Preliminary Offering Circular" means the preliminary offering circular dated May 30, 2002, including the annexes thereto and the documents incorporated by reference therein, relating to both the Series E Notes to be resold outside the United States pursuant to Regulation S under the Securities Act ("Regulation S") and the Series E Notes to be resold in the United States pursuant to Rule 144A under the Securities Act ("Rule 144A"). The Preliminary Offering Circular and the offering circular dated June 3, 2002, including the annexes thereto and the documents incorporated by reference therein (the "Offering Circular"), are referred to herein collectively as the "Offering Materials."

        The Series E Notes are being issued by the Company and sold by the Purchasers for the purposes set forth in the Offering Materials.

        Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Offering Circular.

        1.    Representations, Warranties and Agreements of the Company.    The Company represents and warrants to, and agrees with, each Purchaser as follows:

  a)
  The Preliminary Offering Circular and the Offering Circular, and any amendments or supplements thereto issued by the Company, do not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to (i) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Purchaser expressly for use therein (as set forth in Section 8(e) hereof) or (ii) Annex A or Annex B to the Preliminary Offering Circular and the Offering Circular. The factual information provided by the Company to Stone & Webster Consultants, Inc. ("S&W") for inclusion in the Independent Technical Review does not, as of the date hereof, and will not, as of the Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

  b)
  The historical financial statements of the Company contained in the Offering Materials have been prepared in conformity with generally accepted accounting principles in the United States and fairly present the financial position of the Company as of the dates set forth therein.

  c)
  The documents which are incorporated by reference in the Preliminary Offering Circular and the Offering Circular, when they were filed with the Securities and Exchange Commission ("SEC"), complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and the rules and regulations promulgated thereunder; and any documents so filed and incorporated by reference subsequent to the date of the Offering Circular shall, when they are filed with the SEC, conform in all material respects with the requirements of the Exchange Act and such rules and regulations.

  d)
  Except as set forth or contemplated in the Offering Circular, since the respective dates as of which information is given in the Offering Circular, (i) there has not been any Material Adverse Effect, defined as a material adverse change or any development involving a prospective material adverse change in or affecting the general affairs, properties, management, condition (financial or otherwise), business or results of operations of the Company, or which would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, the Registration Rights Agreement, the Series E Notes and the Indenture (the "Financing Documents"), or which would materially and adversely affect the ability of the Company, Marketing Co., AmerenCIPS, Ameren Energy, Ameren Services, Resources or Development Co. (collectively, the "Ameren Entities") to perform any of their respective obligations under the agreements described in the Offering Circular under "Our Business—Our Principal Agreements" (collectively, the "Operating Documents" and together with the Financing Documents, the "Transaction Documents"), (ii) there have been no material transactions entered into by the Company other than those in the ordinary course of business, or contemplated by the Transaction Documents, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its equity interests (except for the dividend declared by the Company on April 23, 2002 on its common stock).

  e)
  The Company has good and marketable title to the coal plants (as defined in the Offering Circular), the gas-fired units (as defined in the Offering Circular), the tangible personal property forming a part of the coal plants and the gas-fired units and each other asset of the

    Company (collectively, the "Assets"), subject to no liens other than those permitted under Section 3.8 of the Indenture ("Permitted Liens").

  f)
  (i) The mechanical, electrical and other operating systems, on and in the coal plants and the gas-fired units are in good working order and repair and are adequate in all material respects for the present operation of the coal plants and the gas-fired units by the Company as described in the Offering Circular; and

  (ii)
  Except as described in the Offering Circular, the use of the coal plants and the gas-fired units do not in any material respect depend on any variance, special exception or other local or municipal approval, permit or consent that has not been obtained for its present use, and all material building, construction and use related permits, approvals and consents necessary for such use have been issued and are in full force and effect.

  g)
  The Company has been duly organized and is validly incorporated and existing and in good standing as a corporation under the laws of the State of Illinois, with all requisite corporate power and authority to own, lease or operate its properties and conduct its business as described in the Offering Circular and to execute, deliver and perform its obligations under, or as contemplated by, the Transaction Documents and to do all and any of the acts necessary in connection with or arising from the transactions contemplated thereby. The Company has not engaged in any business or activity other than as disclosed in the Offering Circular.

  h)
  (i) The Company and each of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder to the extent that they relate to any Plan with respect to which the Company could have a direct or indirect, actual or contingent liability except where such non-compliance could not reasonably be expected to result in a Material Adverse Effect. None of the Company or any ERISA Affiliate maintains or has maintained a Plan subject to Title IV of ERISA within the last six years with respect to which any liability continues to exist. The Company is not (A) a plan described in Section 3(3) of ERISA or Section 4975 of the Code or (B) a "foreign person" as defined in Section 1445 of the Code; and

  (ii)
  Assuming the correctness of the representations of the Purchasers in Section 3 hereof, the issuance and sale of the Series E Notes will not constitute a non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code (or in the case of a governmental plan or church plan (each as defined in ERISA) any substantially similar federal, state or local law).

  (iii)
  As used in this paragraph (h):

  (A)
  "Code" means the Internal Revenue Code of 1986, as amended;

  (B)
  "ERISA" means the Employee Retirement Income Security Act of 1974;

  (C)
  "ERISA Affiliate" means any trade or business (whether or not incorporated) that is member of a group of which the Company is a member and which is treated as a single employer under the Code; and

  (D)
  "Plan" means any "employee benefit plan" within the meaning of Section 3(3) of ERISA which is maintained in whole or in part for current or former employees (or any beneficiary thereof) of the Company or any ERISA Affiliate; included in this category shall be any multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which the Company or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within the five-year period ending on the Time of Delivery (as defined in Section 4(a) hereof) made or accrued an obligation to make contributions.

  i)
  The Company has no direct or indirect equity ownership interest in any corporation, partnership, joint venture or other entity.

  j)
  Except for changes in short-term debt and stockholder's equity due to changes in retained earnings, both in the normal course of business, and the dividend declaration as described above, the capitalization of the Company is as set forth in the Offering Circular; the issued and outstanding capital stock of the Company has been duly and validly authorized and issued and is fully paid and nonassessable; there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any equity interest in the Company; and all of the outstanding shares of capital stock of the Company are held of record by Development Co. free and clear of all liens.

  k)
  (i) All action on the part of the Company that is required for the authorization, execution, delivery and performance of this Agreement has been and, at or prior to the Time of Delivery, each other Transaction Document and the Letter of Representations to The Depositary Trust Company ("DTC") relating to the eligibility of the Series E Notes for inclusion in the DTC book-entry system (the "Letter of Representations"), in each case shall have been duly and effectively taken, and, at or prior to the Time of Delivery, the execution, delivery and performance of each Transaction Document and the Letter of Representations will not require the approval or consent of any holder or trustee of any debt or other obligations or securities of the Company which will not have been obtained.

  (ii)
  This Agreement has been, and, at or prior to the Time of Delivery, each other Transaction Document to which the Company is a party and the Letter of Representations will have been, duly executed and delivered by the Company. Each Transaction Document to which the Company is a party and the Letter of Representations constitutes or will, at the Time of Delivery, constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with the terms thereof, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting the enforcement of creditors' rights and remedies generally and (ii) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

  l)
  The Series E Notes have been duly authorized and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms of this Agreement and the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with the terms thereof, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting the enforcement of creditors' rights and remedies generally and (ii) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The Series E Notes and the Indenture will conform in all material respects to the description thereof in the Offering Circular, and the Series E Notes will be entitled to the benefits provided by the Indenture.

  m)
  When the Series E Notes are issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms of this Agreement and the Indenture, (i) the Series E Notes will rank pari passu without any preference among themselves, and (ii) will constitute Senior Debt as defined in the Subordinated CIPS Note and Debt, as defined in the Subordinated Ameren Note.

  n)
  Except as set forth in the Offering Circular, each of the sites upon which the coal plants and the gas-fired units are located, do not (to the knowledge of the Company) contain or have deposited thereon any hazardous materials in excess of permitted levels or other concentrations, standards or limitations under environmental laws which could reasonably be expected to result in a Material Adverse Effect.

  o)
  The easements, licenses and other rights possessed by the Company provide the Company with all rights and property interests required to enable the Company to obtain all services, material or rights (including access) required for the operation and maintenance of the coal plants and the gas-fired units, as contemplated by the Offering Circular.

  p)
  (i) Neither the Company nor, to the knowledge of the Company, any other party to any Operating Document is in default (and no event has occurred which with lapse of time or notice or action by a third party could result in a default) in any material respect in the performance of or compliance with any term or provision in any Operating Document, and the Company is not in material default under any other agreement or instrument to which the Company is a party or by which its properties or assets may be bound, (ii) each Operating Document is in full force and effect, and (iii) to the knowledge of the Company, no force majeure event has occurred under any Operating Document.

  q)
  Neither the execution, delivery and performance of any Transaction Document, the Letter of Representations, or any of the transactions contemplated hereby or thereby nor performance of or compliance with the terms and conditions hereof or thereof (i) contravenes any governmental approvals applicable to the Company, the coal plants or the gas-fired units which contravention would reasonably be expected to result in a Material Adverse Effect, (ii) constitutes a default under or results in the violation of the provisions of the Company's articles of incorporation or by-laws, (iii) results in the creation or imposition of any liens (other than Permitted Liens) on any of the Company's Assets or results in the acceleration of any obligation under the Indenture or (iv) constitutes a default under or results in the violation of any other material agreement, contract or instrument to which the Company is a party or by which it or any of its properties or assets is bound.

  r)
  Other than as set forth in the Offering Circular, the Company, the coal plants and the gas-fired units are in compliance in all material respects with all licenses, permits and other governmental approvals applicable to the Company, the coal plants and the gas-fired units and the operation thereof as described in the Offering Circular.

  s)
  All licenses, permits, and other governmental approvals which are required to be obtained in the name of the Company or of another Ameren Entity on the date hereof or which will be required to have been obtained as of the Time of Delivery in connection with (i) the ownership, operation and maintenance of the coal plants and the gas-fired units and (ii) the issuance and sale of the Series E Notes and the execution, delivery and performance by the Company of the Transaction Documents have been duly obtained, were or will be at the Time of Delivery validly issued and are or will be at the Time of Delivery in full force and effect except (A) as set forth herein or in the Offering Circular or (B) such as may be required under state securities or blue sky laws of the various states in the United States or (C) which have already been obtained. The Company has no reason to believe that licenses, permits and other governmental approvals not required to have been obtained on the date hereof or as of the Time of Delivery (or amendments, renewals or reissuance of any licenses, permits, and other governmental approvals required after the date hereof) will not be obtained on or before the date such approval, amendment, renewal or reissuance is required.

  t)
  Other than as set forth in the Offering Circular, there is no legal or governmental action, suit, proceeding or investigation pending before any court or governmental agency or arbitration panel to which the Company is a party or to which any property of the Company is subject or affecting the Company or its properties which, if determined adversely to the Company, could individually or in the aggregate result in a Material Adverse Effect and, to the Company's knowledge, no such action, suit, proceeding or investigation is threatened.

  u)
  The Company has filed all federal, state, local and foreign tax returns that are required to be filed and have paid all taxes required to be paid and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings.

  v)
  The Company has in full force and effect insurance with reputable insurers covering its assets, properties, operations, personnel and businesses against such losses, damage, risks and hazards as are adequate in accordance with customary industry practice to protect the Company and its businesses.

  w)
  Except as set forth in the Offering Circular, (i) the Company and its affiliates acting on its behalf are in compliance in all material respects with all applicable laws in respect of the ownership of the Company's assets and properties and the conduct of its business, (ii) the Company, the coal plants and the gas-fired units are in compliance with all applicable Environmental Laws, except such failures to comply as are not, either individually or in the aggregate, reasonably likely to result in a Material Adverse Effect; there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigation or proceedings relating to any Environmental Law against the Company, the coal plants or the gas-fired units (which either individually or in the aggregate are reasonably likely to result in a Material Adverse Effect), and (iii) there are no events or circumstances that may reasonably be expected to form the basis of an order for clean-up or requiring remedial action or any action, suit, or proceeding by a private party or government body or agency, against or affecting the Company relating to Hazardous Materials or Environmental Laws in connection with the coal plants or the gas-fired units. For purposes of this subsection (v), "Environmental Law" means any national, regional or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction, requirement or agreement with any governmental entity relating to (A) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety, or (B) the exposure to, or use, storage, recycling, treatment, generation, manufacturing, transportation, processing, handling, labeling, production, release or disposal of any Hazardous Substance, in each case as amended and as now in effect; and "Hazardous Substance" means any substance presently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated under any Environmental Law.

  x)
  The Company is not, and, after giving effect to the offering and sale of the Series E Notes, the Company will not be, an "investment company," or an entity "controlled" by an investment company, as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

  y)
  The Company is an "exempt wholesale generator" as defined under the Public Utility Holding Company Act of 1935. The Company is not subject to rate or other regulation as a "public utility company" or similar entity under the laws of any state.

  z)
  The financial projections and other projected financial and operating data relating to the coal plants and the gas-fired units contained in the Offering Circular (including without limitation in the reports of the independent technical consultant and the independent market consultant) (i) are, in the judgment of the Company as to the matters covered thereby, reasonable as of their date, (ii) are based on reasonable assumptions as to all factual and legal matters material to the estimates therein, all of which assumptions, to the extent material, are fairly disclosed in the Offering Circular and (iii) are in all material respects consistent with the provisions of the Transaction Documents. To the knowledge of the Company, none of the information forming the basis of such projections and assumptions has changed since they were originally prepared so as to materially affect such projections and assumptions.

  aa)
  The Series E Notes are eligible for resale pursuant to Rule 144A and when the Series E Notes are issued and delivered pursuant to the Indenture and this Agreement, the Series E Notes will not be of the same class (within the meaning of Rule 144A) as securities which are listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or quoted in a U.S. automated inter-dealer quotation system.

  bb)
  Subject to compliance by each Purchaser with the representations, warranties and agreements set forth in Section 3 hereof, it is not necessary in connection with the offer, sale and delivery of the Series E Notes to each Purchaser (and to the original resale of the Series E Notes by the Purchasers) in the manner contemplated by this Agreement and the Offering Circular to register the Series E Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939.

  cc)
  Neither the Company nor any affiliate (as defined in Rule 405 under the Securities Act) of the Company, nor any person acting on its or their behalf has offered or sold or will offer or sell the Series E Notes by means of any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under Regulation D under the Securities Act; provided, however, that no such representation is made in respect of the Purchasers. Neither the Company nor any affiliate, nor any person acting on its or their behalf has engaged in any directed selling efforts (as that term is defined in Regulation S) with respect to the Series E Notes.

  dd)
  The Company shall furnish, or cause to be furnished to the Purchasers (i) until distribution of the Series E Notes has been completed (as notified to the Company by Lehman Brothers Inc.), prompt notice of any material development affecting the Company, Ameren Corporation or any Ameren Entity or the occurrence of any event or other change known to the Company that, in each case, could result in the Offering Circular or any amendments or supplements thereto containing an untrue statement of a material fact or omitting to state any material fact necessary to make the statements contained therein, in the light of circumstances under which they were made, not misleading and (ii) such other information concerning the business and condition (financial or otherwise) of the Company as the Purchasers may from time to time reasonably request in writing.

        2.    Agreements to Sell and Purchase.    Subject to the terms and conditions herein set forth, the Company agrees to issue and to sell to each Purchaser, and each Purchaser severally agrees to purchase that principal amount of Series E Notes set forth on Schedule A hereto opposite the name of such Purchaser, at the prices set forth on such Schedule A.

        3.    Representations, Warranties and Agreements of Each Purchaser.    Each Purchaser acknowledges that the Series E Notes have not been registered under the Securities Act and represents, warrants and agrees that it will offer the Series E Notes for sale only upon the terms and conditions set forth in this Agreement and the Offering Circular and in all cases pursuant to transactions exempt from registration under the Act. Each Purchaser further represents and warrants to, and agrees with, the Company that:

  a)
  It will offer and sell the Series E Notes only to (i) persons whom it reasonably believes are "qualified institutional buyers" ("QIB"s) within the meaning of Rule 144A or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to such Purchaser that each such account is a QIB to whom such notice has been given that such sale or delivery is being made in reliance on Rule 144A, in each case in transactions meeting the requirements of Rule 144A; (ii) a limited number of other institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act); or (iii) persons whom it reasonably believes, at the time any buy order for Series E Notes was or is originated, were or are outside the United States and were or are not U.S. persons (and were or are not purchasing for the account or benefit of a U.S. person) within the meaning of Regulation S ("U.S. Persons"). Notwithstanding the foregoing, following the sale of the Series E Notes by such Purchaser to subsequent purchasers in accordance with the provisions of this Agreement and the Offering Circular, such Purchaser shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages, or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Series E Notes by any subsequent purchaser.

  b)
  No action has been or will be taken by such Purchaser in any jurisdiction that would permit or constitute a public offering of the Series E Notes in any such jurisdiction; and such Purchaser has not offered or sold and it will not offer or sell the Series E Notes by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; provided that it is understood and agreed that such Purchaser is permitted to place, at its cost and expense, a tombstone advertisement with respect to the resale of the Series E Notes in accordance with the rules of the SEC following the later of the Time of Delivery or the consummation of the resale of all of the Series E Notes purchased hereunder.

  c)
  Each Purchaser, severally and not jointly, represents that, with respect to any offer or sale made in reliance on Regulation S, neither such Purchaser nor any of its affiliates nor any employees or representatives acting on its behalf has engaged or will engage in any directed selling efforts with respect to the Series E Notes, and any advertisement undertaken by the Purchasers will comply with Rule 902(c)(3) of Regulation S. Each of the Purchasers agrees that, at or prior to confirmation of any sale of Series E Notes made in reliance on Regulation S, the Purchasers will send to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Series E Notes from it a confirmation or notice to substantially the following effect:

    "The Series E Notes covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of U.S. Persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S."

        Terms used in this subsection (c) which are defined in Regulation S have the meanings given to them therein.

  d)
  It has not offered or sold and, during the period of six months from the date hereof, will not offer or sell any Series E Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (the "Regulations").

  e)
  It has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FMSA does not apply to it.

  f)
  It has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Series E Notes in, from, or otherwise involving the United Kingdom.

  g)
  It will not offer or sell directly or indirectly the Series E Notes, and it will not distribute, publish or make available the Offering Materials in or from any jurisdiction except in compliance with any applicable rules and regulations of any such jurisdiction.

        4.    Delivery and Payment.    a) Series E Notes will be issued in registered form in denominations of $100,000 and integral multiples of $1,000 in excess thereof. The Series E Notes sold in reliance on Rule 144A or Regulation S will initially be represented by two or more global notes in registered form without coupons attached (collectively, the "Global Note(s)"). Each Global Note relating to the Series E Notes offered and sold pursuant to Regulation S will be authenticated by the Trustee and deposited with the Trustee, as custodian for DTC as common depositary (the "Common Depositary") for the respective accounts of Euroclear Bank, S.A./N.V., as operator of the Euroclear System ("Euroclear"), and Clearstream, Luxembourg Banking Société Anonyme ("Clearstream"), at the Time of Delivery. Each Global Note relating to the Series E Notes offered and sold pursuant to Rule 144A will be authenticated by the Trustee and deposited with the Trustee, as custodian for DTC (the "U.S. Custodian") at the Time of Delivery. The Global Notes and interests therein will be held in book-entry form and will not be exchangeable for certificated Series E Notes except under certain limited circumstances described in the Offering Circular. In such cases, certificated Series E Notes will be available in registered form only without interest coupons. Euroclear, Clearstream or DTC, as the case may be, will credit the account of each subscriber or participant with the principal amount of Series E Notes being subscribed for by such subscriber or by or through such participant. The Common Depositary and the U.S. Custodian are collectively referred to herein as the "Depositaries". In the case of Series E Notes to be delivered to institutional accredited investors, such Series E Notes shall be in certificated form without coupons and registered in such names as each Purchaser may request upon at least forty-eight hours' prior notice to the Company. Series E Notes purchased hereunder shall be delivered by or on behalf of the Company to each Purchaser (A) through the facilities of the Depositaries in definitive form, or (B) in the case of Series E Notes to be delivered to institutional accredited investors, in definitive form, in each case for the account of such Purchaser, against payment in each case by or on behalf of each Purchaser of the purchase price therefor (less the fees payable by the Company pursuant to Section 7(j) hereof) by wire transfer of United States dollars in immediately available funds to the Trustee under the Indenture. The Company will cause the certificates representing the Series E Notes to be made available for checking and packaging at least twenty-four hours' prior to the Time of Delivery at the Closing Location (defined below). The time and date of such delivery and payment shall be 10:00 a.m., New York time, on June 6, 2002 or such other time and date not later than 5 business days after such date as the Purchasers and the Company may agree upon in writing. Such time and date are herein called the "Time of Delivery."

  b)
  The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including any additional documents requested by the Purchasers pursuant to Section 7(k) hereof, will be delivered at such time and date at the offices of Pillsbury Winthrop LLP in New York, New York (the "Closing Location"), and the Series E Notes will be delivered to the offices of the U.S. Custodian, all at the Time of Delivery. A meeting will be held at the Closing Location at 10:00 a.m., on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

  c)
  Beneficial interests in each Global Note will be shown on, and transfers thereof will be effected only through, the book entry records maintained by DTC and its direct and indirect participants.

        5.    Additional Agreements of the Company.    The Company agrees with each Purchaser:

  a)
  Not to amend or supplement the Offering Circular at any time unless each Purchaser shall previously have been advised thereof and shall not reasonably have objected thereto after being furnished a copy thereof.

  b)
  Promptly from time to time to take such action as each Purchaser may reasonably request to qualify the Series E Notes for offering and sale under the securities laws of such jurisdictions as each Purchaser may reasonably request and to maintain such qualification in effect in such jurisdictions for as long as may be necessary to complete the initial distribution by the Purchasers of the Series E Notes, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction in which it is not otherwise so subject.

  c)
  To furnish each Purchaser with as many copies of the Offering Circular and each amendment or supplement thereto as such Purchaser may from time to time reasonably request.

  d)
  If at any time prior to completion of the initial distribution of the Series E Notes any event shall have occurred as a result of which, in the reasonable opinion of counsel to the Company or to the Purchasers, (i) the Offering Circular as then existing, amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or (ii) if for any other reason, it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, then to notify each Purchaser promptly, and upon Lehman Brothers Inc.'s request to prepare and furnish as many copies as each Purchaser may reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such necessary or desirable amendments or supplements and in form and substance satisfactory in the reasonable opinion of counsel for the Purchasers. Neither the Purchasers' consent to, nor the Purchasers' delivery of, any such amendment or supplement prior to the Time of Delivery shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

  e)
  (i) Not to offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, at any time prior to the Time of Delivery, or for a period of 90 days thereafter, any securities of the Company that are substantially similar to the Series E Notes, or any securities of the Company convertible into or exchangeable for securities of the Company substantially similar to the Series E Notes, without the prior written consent of Lehman Brothers Inc.

  (ii)
  Not to engage, or permit its affiliates or any person acting on their behalf to engage, in any directed selling efforts (as that term is defined in Regulation S) with respect to the Series E Notes sold pursuant to Regulation S, and to comply, and cause its affiliates and each person acting on their behalf to comply, with the offering restrictions of Regulation S with respect to those Series E Notes sold pursuant thereto (it being understood that the Company and its affiliates shall not have responsibility for the actions of the Purchasers or any of their respective affiliates).
  f)
  To furnish at its expense, upon request, to holders and beneficial owners of the Series E Notes, prospective purchasers of the Series E Notes and to securities analysts, information satisfying the requirements of subsection (d)(4) of Rule 144A under the Securities Act, unless at such time the Company is subject to and in compliance with Section 13 or 15(d) of the Exchange Act.

  g)
  For a period of two years from the Time of Delivery, the Company will furnish to each Purchaser, as soon as reasonably available, copies of all annual reports, semiannual reports, notices of material adverse events and such other documents, reports and information as shall be furnished by the Company to the Trustee, the holders of the Series E Notes or, after any initial public offering of its equity securities, the Company's stockholders.

  h)
  During the period of two years after the Time of Delivery not to, and not to permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell the Series E Notes which have been reacquired by any of them, as beneficial owner or otherwise, and which constitute "restricted securities" under Rule 144 under the Securities Act otherwise than outside the United States in accordance with Regulation S.

  i)
  Not to offer or sell any security that will be integrated with and negatively affect the status of the offer and sale of the Series E Notes in the United States as contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act.

  j)
  To use the net proceeds received by it from the sale of the Series E Notes pursuant to this Agreement in the manner specified in the Offering Circular under the caption "Use of Proceeds".

        6.    Remuneration, Fees and Expenses.    The Company covenants and agrees with each Purchaser that the Company will pay or cause to be paid the following, regardless of whether or not the sale of Series E Notes provided for herein is consummated: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the issue of the Series E Notes and all other expenses in connection with the preparation and printing of the Preliminary Offering Circular, the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers; (ii) all reasonable out-of-pocket expenses incurred in producing this Agreement, the Indenture, the Registration Rights Agreement, the Transaction Documents, blue sky memoranda and closing documents; (iii) any fees charged by securities rating services chosen by the Company to provide a rating of the Series E Notes including the cost of printing, delivery and distribution of the rating agency presentation; (iv) the cost of preparing certificates for the Series E Notes; (v) the fees and expenses of the Trustee and any paying agent and any agent of any thereof and the reasonable fees and disbursements of counsel for the same; (vi) all costs, expenses and registration or filing fees incurred in connection with the qualifications of the Series E Notes for offer and sale under the securities laws of the several states of the United States as the Purchasers may reasonably request pursuant to Section 5(b) hereof (including, the reasonable fees and disbursements of counsel to the Purchasers relating to such qualifications); (vii) the reasonable fees and disbursements of counsel to the Purchasers; (viii) all out-of-pocket expenses incurred by the Purchasers with respect to the "road show" including expenses relating to slide production, Bloomberg taping and travel; (ix) all other reasonable out-of-pocket expenses incurred by the Purchasers in connection with the transactions contemplated in this Agreement; (x) all reasonable fees, disbursements and expenses of the independent technical consultant, independent market consultant, and any other third-party consultants who have prepared reports, attached as annexes to the Preliminary Offering Circular and Offering Circular or otherwise, in connection with the transactions contemplated in this Agreement; (xi) any withholding, transfer, stamp or other similar tax of the federal government of the United States or any state government of the United States asserted against each Purchaser by reason of the execution and delivery of this Agreement, the purchase and sale of the Series E Notes pursuant to this Agreement, or the offer or sale of Series E Notes by each Purchaser to subsequent purchasers as contemplated hereby; and (xii) all fees and expenses in connection with approval of the Series E Notes by DTC for "book-entry" transfer.

        7.    Conditions Precedent of the Purchasers' Obligations.    The obligations of each Purchaser hereunder shall be subject, in its discretion, to the condition that all representations and warranties of the Company herein, and any certificates provided by the Company and any Ameren Entity to the Purchasers pursuant to this Agreement are, at and as of the date hereof and the Time of Delivery, true and correct, to the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and to the following additional conditions precedent:

  a)
  The Purchasers shall have received the favorable opinions dated the Time of Delivery, in each case in form and substance satisfactory to counsel for the Purchasers, of:

  (i)
  Steven R. Sullivan, Vice President, General Counsel and Secretary of the Ameren Entities, substantially in the form of Exhibit A hereto and as to such other matters as the Purchasers may reasonably request;

  (ii)
  Jones, Day, Reavis & Pogue, special counsel for the Company, Development Co., Resources, Marketing Co., Ameren Energy, Ameren Services, AmerenCIPS and Ameren, substantially in the form of Exhibit B hereto and as to such other matters as the Purchasers may reasonably request; and

  (iii)
  Pillsbury Winthrop LLP, counsel for the Purchasers, as to such matters as the Purchasers may reasonably request.

        The opinions described in (i) and (ii) above shall be rendered to the Purchasers at the request of the Company and shall so state therein.

  b)
  Except as set forth in the Offering Circular, since the respective dates as of which information is given in the Offering Circular, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, properties, management, condition (financial or otherwise), business, results of operations of the Company or any Ameren Entity (to the extent such change or development affects the ability of such Ameren Entity to perform its obligations under the Transaction Documents to which it is a party), which, in the reasonable judgment of Lehman Brothers Inc., makes it impracticable or inadvisable to proceed with the offering or the delivery of the Series E Notes on the terms and in the manner contemplated in the Offering Circular.

  c)
  The Series E Notes shall have been rated at least "BBB+" and "Baa2" by Standard and Poor's Ratings Services and Moody's Investor Service, Inc., respectively. On or after the date hereof but prior to the Time of Delivery, (i) no downgrading shall have occurred in any ratings accorded the Series E Notes and (ii) no rating agency shall have publicly announced, on or after the date hereof, that it has placed under surveillance or review, with possible negative implications, its rating of the Series E Notes;

  d)
  Prior to the Time of Delivery, there shall not have occurred any of the following: (i) a suspension or limitation of trading in securities of Ameren or generally on the New York Stock Exchange, the American Stock Exchange or NASDAQ or any setting of minimum or maximum prices for trading thereon; (ii) a general moratorium on commercial banking activities in New York declared by the relevant authorities; (iii) a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or other national or international calamity or crisis (including without limitation an act of terrorism); (v) a change in the existing financial, political or economic conditions in the United States or elsewhere, which, in the case of either clause (iv) or (v), in the reasonable judgment of Lehman Brothers Inc., makes it impracticable or inadvisable to proceed with the offering or the delivery of the Series E Notes on the terms and in the manner contemplated in the Offering Circular or to enforce contracts for the sale of the Series E Notes;

  e)
  (i) PricewaterhouseCoopers LLP, concurrently with the execution and delivery of this Agreement, shall have furnished to the Purchasers a letter, dated the date hereof, addressed to the Purchasers and in form and substance reasonably satisfactory to the Purchasers (x) confirming that they are independent certified public accountants with respect to the Company within the meaning of Rule 101 of the Rules of Conduct of the American Institute of Certified Public Accountants and (y) reporting on certain financial information relating to the Company included in the Preliminary Offering Circular; provided that the Purchasers shall provide PricewaterhouseCoopers LLP with such representations as may be recommended by Statement of Financial Accounting Standards No. 72 and as may be reasonably acceptable to the Purchasers.

  (ii)
  PricewaterhouseCoopers LLP, at the Time of Delivery, shall have furnished to the Purchasers a letter, dated the Time of Delivery, addressed to the Purchasers and in form and substance reasonably satisfactory to the Purchasers (x) confirming that they are independent certified public accountants with respect to the Company within the meaning of Rule 101 of the Rules of Conduct of the American Institute of Certified Public Accountants and (y) reporting on certain financial information relating to the Company included in the Offering Circular; provided that the Purchasers shall provide PricewaterhouseCoopers LLP with such representations as may be recommended by Statement of Financial Accounting Standards No. 72 and as may be reasonably acceptable to the Purchasers.

  f)
  The Company shall have furnished or caused to be furnished to the Purchasers at the Time of Delivery a certificate, dated the Time of Delivery, of (A) the chief executive officer or any Vice President of the Company and (B) the Treasurer of the Company in which such officers shall state that the representations and warranties of the Company in this Agreement are true and correct in all material respects at and as of the Time of Delivery, and that the Company has complied with all agreements and has satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Time of Delivery and that, subsequent to the respective dates as of which information is given in the Offering Circular, there has been no material adverse change or any development involving a prospective material adverse change, in or affecting the general affairs, management, condition (financial or otherwise), business, results of operations of the Company, or in the condition or operation of its business and properties, except as set forth in or contemplated by the Offering Circular.

  g)
  S&W shall have consented to the references to it in the Offering Circular and the use of the Independent Technical Review prepared by S&W and contained in Annex A to the Offering Circular; and since the date of the Independent Technical Review, no event affecting the Independent Technical Review or the matters referred to therein shall have occurred (i) which shall make untrue or incorrect in any material respect, as of the Time of Delivery, any information or statement contained in the Independent Technical Review or in the Offering Circular relating to matters referred to in the Independent Technical Review, or (ii) which is not reflected in the Offering Circular but should be reflected therein in order to make the statements and information contained in the Offering Circular relating to matters referred to in the Independent Technical Review, in light of the circumstances under which they were made, not misleading, as evidenced by a certificate satisfactory to the Purchasers of an authorized officer of S&W, dated the Time of Delivery.

  h)
  Platts/RDI Consulting, a McGraw-Hill Company ("RDI") shall have consented to the references to it in the Offering Circular and the use of the report (the "Report") prepared by RDI and contained in Annex B to the Offering Circular; and since the date of the Report, no event affecting the Report or the matters referred to therein shall have occurred (i) which shall make untrue or incorrect in any material respect, as of the Time of Delivery, any information or statement contained in the Report or in the Offering Circular relating to matters referred to in the Report or (ii) which is not reflected in the Offering Circular but should be reflected therein in order to make the statements and information contained in the Offering Circular relating to matters referred to in the Report, in light of the circumstances under which they were made, not misleading, as evidenced by a certificate satisfactory to the Purchasers of an authorized officer of RDI, dated the Time of Delivery.

  i)
  The Financing Documents and the Letter of Representations shall have been duly authorized, executed and delivered by each party thereto in form satisfactory to the Purchasers and there shall have been no defaults thereunder by any party.

  j)
  All advisory fees payable to Lehman Brothers Inc. set forth in the Engagement Letter, dated January 26, 2000 shall have been paid by wire transfer.

  k)
  At the Time of Delivery, counsel for the Purchasers shall have been furnished with all such documents, certificates and opinions as set forth in a closing memorandum delivered to the Company by the Purchasers, and such other documents as counsel for the Purchasers may reasonably request and that are customary for transactions of a similar nature, and of which the Company has been notified in writing prior to the date hereof, in order to evidence the accuracy and completeness of any of the representations, warranties, certificates or other written statements of any of the Ameren Entities provided to the Purchasers pursuant to this Agreement, the performance of any of the covenants of any of the Ameren Entities, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Time of Delivery in connection with the authorization, issuance and sale of the Series E Notes as contemplated in this Agreement, including, without limitation, the execution of all Transaction Documents, shall be reasonably satisfactory in form and substance to the Purchasers and their counsel.

        If any of the conditions specified in this Section 7 shall have not been fulfilled when as required by this Agreement, this Agreement may be terminated by the Purchasers on notice to the Company at any time at or prior to the Time of Delivery and upon such notice being given the parties hereto shall (except for the liability of the Company for the payment of costs and expenses as provided in Section 6 and the obligations of the parties hereto pursuant to Section 8) be released and discharged from their respective obligations hereunder. Notwithstanding any such termination, the provisions of Sections 6, 8, 9, 11, 12, and 14 hereof shall remain in effect.

        8.    Indemnification.    a) The Company will indemnify and hold harmless each Purchaser against any losses, claims, damages, liabilities or expenses, as and when incurred, to which such Purchaser may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses, joint or several (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of any material fact contained in any Preliminary Offering Circular, the Offering Circular or any amendment or supplement to any of the foregoing, or arise out of or are based upon the omission or alleged omission to state in any of the foregoing a material fact necessary to make the statements therein not misleading, and will promptly reimburse each Purchaser for any reasonable expenses (including reasonable fees and expenses for no more than one law firm for the Purchasers) when and as incurred by such Purchaser in connection with investigating or preparing for or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to a Purchaser to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular, the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Purchaser expressly for use therein (as specified in paragraph (e) below).

  b)
  Each Purchaser severally will indemnify and hold harmless the Company against any losses, claims, damages, liabilities or expenses to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular or Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Purchaser expressly for use therein (as specified in paragraph (e) below); and will reimburse the Company for any reasonable expenses (including reasonable fees and expenses for no more than one law firm for the Company) incurred by the Company in connection with investigating or preparing for or defending any such action or claim as and when such expenses are incurred.

  c)
  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party on account of this indemnity (except to the extent that the indemnifying party is materially prejudiced by such failure) or otherwise. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under subsection (a) or (b) for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, the indemnified party shall have the right to employ separate counsel at the indemnifying party's expense and to control its defense of such action if (i) the indemnifying party and the indemnified party agree to the retention of that counsel, (ii) the indemnifying party does not assume the defense of such action in a timely manner or (iii) the indemnified party reasonably objects to such assumption on the ground that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party or another indemnified party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

  d)
  If the indemnification provided for in this Section 8 is unavailable to, or insufficient to hold harmless, an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Series E Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the total fees received by the Purchasers in connection with the offering of the Series E Notes bear to the total price of the Series E Notes as set forth on the cover page of the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Purchasers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or preparing or defending any such action or claim. The obligations of the Purchasers to contribute hereunder are several and not joint. No person found liable for fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Series E Notes purchased by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

  e)
  The stabilization language set forth in the first paragraph immediately following the Table of Contents of the Offering Circular and the information set forth in the second paragraph, the first and second sentence of the sixth paragraph, the fifth and sixth sentences of the tenth paragraph, the third sentence of the eleventh paragraph and the twelfth paragraph under the caption "Plan of Distribution" in the Offering Circular constitute the only information furnished to the Company by the Purchasers expressly for use in the Preliminary Offering Circular, the Offering Circular or any amendment or supplement to any thereof.

  f)
  The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend and inure to the benefit, upon the same terms and conditions, to each Purchaser's officers, directors, and employees and to each person, if any, who controls each Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the obligations of the Purchasers under this Section 8 shall be in addition to any liability which the Purchasers may otherwise have and shall extend and inure to the benefit, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

        9.    Survival of Representations, Warranties, Etc.    The respective indemnities, agreements, representations, warranties and other statements of the Company and the Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Purchasers or any controlling person of the Purchasers, or by or on behalf of the Company or any officer or director or controlling person of the Company and shall survive delivery of and payment for the Series E Notes.

        10.    Notices.    All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 745 7th Avenue, New York, New York 10019, facsimile no. (212) 526-0943, Attention: Debt Capital Markets, Power Group; and if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Circular, facsimile no. (314) 554-3066, Attention: Treasurer, with a copy to the Office of General Counsel, facsimile no. (314) 554-4014. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

        11.    Benefit of Agreement.    This Agreement shall be binding upon, and inure solely to the benefit of, each Purchaser and the Company and, to the extent provided in Sections 8 and 9 hereof, the officers, employees and directors of the Company and the Purchasers and each person who controls the Company or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of the Series E Notes from a Purchaser shall be deemed a successor or assign by reason merely of such purchase.

        12.    Submission to Jurisdiction; Service of Process.    The Company irrevocably (i) agrees that any legal suit, action or proceeding against the Company brought by either Purchaser or by any person who controls a Purchaser arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any Federal or state court located in the Borough of Manhattan, The City of New York, New York (each a "New York Court"), (ii) waives, to the fullest extent it may legally do so, any objection to, or argument that such jurisdiction is inconvenient, which it may now or hereafter have with respect to the laying of venue of any such proceeding, (iii) submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of any judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding and (iv) expressly waives any other requirements of or objections to personal jurisdiction with respect thereto.

        13.    Default by a Purchaser.    If any Purchaser shall fail at the Time of Delivery to purchase the Series E Notes which it is obligated to purchase under this Agreement (the "Defaulted Notes"), the non-defaulting Purchaser or Purchasers shall have the right, but not the obligation, within 24 hours thereafter, to purchase, or to make arrangements for the appointment of another purchaser to purchase, the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the non-defaulting Purchaser or Purchasers shall not have completed such arrangements within such 24-hour period, then this Agreement shall terminate without liability on the part of the non-defaulting Purchaser or Purchasers. No action taken pursuant hereto shall relieve any defaulting Purchaser from liability in respect of its default. In the event of any such default which does not result in a termination of this Agreement, either the non-defaulting Purchaser or Purchasers or the Company shall have the right to postpone the Time of Delivery for a period not exceeding 7 days in order to effect any required changes in the Offering Circular or in any other documents or arrangements it used herein. The term "Purchaser" includes any such person substituted for the defaulting Purchaser. Notwithstanding any termination pursuant to this Section 13, the provisions of Sections 6, 8, 9, 11, 12 and 14 hereof shall remain in effect.

        14.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        15.    Time of the Essence.    Time shall be of the essence of this Agreement.

        16.    Execution.    This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

        If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof and upon the acceptance hereof by you this Note Purchase Agreement shall constitute a binding agreement between the Purchasers and the Company.

AMEREN ENERGY GENERATING COMPANY
By:	/s/ JERRE E. BIRDSONG Name: Jerre E. Birdsong Title: Vice President and Treasurer

Confirmed and Accepted
as of the date hereof:

LEHMAN BROTHERS INC.
BANC ONE CAPITAL MARKETS, INC.
BNY CAPITAL MARKETS, INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
WESTDEUTSCHE LANDESBANK GIROZENTRALE, LONDON BRANCH

By:	LEHMAN BROTHERS INC.
By:
/s/  JOHN VEECH
Name: John Veech
Title: Managing Director
On behalf of ourselves and
as representative of the other
Purchasers named in the
Note Purchase Agreement,
dated June 3, 2002,
with Ameren Energy Generating Company.

SCHEDULE A

I.
Purchase Price
	Issue Price	Underwriting Spread	Purchasers' Purchase Price
Series E Notes	99.628%	0.875%	98.753%
II.
Principal Amount to be Purchased

Purchaser	Principal Amount of Series E Notes Purchased
Lehman Brothers Inc.	$165,000,000
Banc One Capital Markets, Inc.	27,500,000
BNY Capital Markets, Inc.	27,500,000
Credit Suisse First Boston Corporation	27,500,000
Westdeutsche Landesbank Girozentrale, London Branch	27,500,000

Aggregate Principal Amount	$275,000,000

EXHIBIT A

        [Letterhead of Steven R. Sullivan]
June 6, 2002

Lehman Brothers Inc.
Banc One Capital Markets, Inc.
BNY Capital Markets, Inc.
Credit Suisse First Boston Corporation
Westdeutsche Landesbank Girozentrale, London Branch

c/o Lehman Brothers Inc.
745 7th Avenue
New York, New York 10019

Ladies and Gentlemen:

        I am Vice President, General Counsel and Secretary of Ameren Energy Generating Company, an Illinois corporation (the "Company"). I also hold that position with the Company's affiliates, Ameren Energy Marketing Company, Central Illinois Public Service Company d/b/a AmerenCIPS, Ameren Energy, Inc., Ameren Services Company, Ameren Energy Resources Company ("Resources"), and Ameren Energy Development Company (collectively with the Company, the "Ameren Entities"). Together with Jones, Day, Reavis & Pogue, I have acted as counsel for the Company in connection with the sale to you of $275,000,000 of the Company's 7.95% Senior Notes, Series E due 2032 (the "Series E Notes" or the "Notes"), pursuant to the Note Purchase Agreement, dated as of June 3, 2002 (the "Note Purchase Agreement"), to which you and the Company are parties. The Notes are being issued under an Indenture, dated as of November l, 2000 (the "Original Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee"), as previously supplemented and as amended and supplemented by the Third Supplemental Indenture, dated as of June 1, 2002 (the "Third Supplemental Indenture" and, together with the Original Indenture, the "Indenture"). This opinion is delivered to you pursuant to Section 7(a)(i) of the Note Purchase Agreement. Capitalized terms used in this opinion and not otherwise defined have the same meanings assigned to them in the Note Purchase Agreement.

        In connection with this opinion, I or attorneys under my direction have examined originals, or copies certified or otherwise identified to my satisfaction, of: (1) the Note Purchase Agreement; (2) the Notes; (3) the Original Indenture; (4) the Third Supplemental Indenture; (5) the Registration Rights Agreement; (6) the Offering Circular; (7) the Letter of Representations; and (8) such other documents, certificates, instruments and records as I have considered necessary or appropriate for purposes of the opinion contained herein. In addition, I have discussed and conferred with officers and employees of the Ameren Entities and made such investigation of law as I have considered necessary or appropriate for the purposes of said opinion.

        I am of the opinion that:

  1.
  The execution, delivery and performance of the Note Purchase Agreement, the Registration Rights Agreement, the Third Supplemental Indenture, the Letter of Representations and the Notes by the Company, compliance by the Company with all the provisions thereof and the consummation of the transactions contemplated thereby, will not conflict with or constitute a breach of any of the terms or provisions of, or default (with the passage of time, the giving of notice or otherwise) under any agreement, lease, contract, indenture or other instrument referenced in the Offering Circular or (assuming compliance with all applicable federal or state securities or blue sky laws or the laws of any foreign countries) to which the Company is a party or by which the Company or its properties is bound, or violate or conflict with any law, rule or regulation, applicable to the Company or its properties, or violate any judgement, injunction, order or decree that names the Company and is specifically directed to the Company or any of its properties.

  2.
  The documents which are incorporated by reference in the Preliminary Offering Circular and the Offering Circular, when they were filed with the Securities and Exchange Commission ("SEC"), complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and the rules and regulations promulgated thereunder.

  3.
  To the best of my knowledge, each contract or document material to the Company described in the Offering Circular is in full force and effect in accordance with its terms, except where a failure to be in full force and effect would not cause a Material Adverse Effect.

  4.
  The Company is not in violation of its Articles of Incorporation or Bylaws and to the best of my knowledge, the Company is not in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, lease, contract, indenture or instrument to which the Company is a party or by which it or its property is bound, and there exists no condition that, with the passage of time or otherwise, would constitute such a default under any such document or instrument.

  5.
  Except as described in the Offering Circular, there exists no legal or governmental proceeding pending or threatened to which the Company is a party or to which any of its property is subject which, if determined adversely to the Company, could individually or in the aggregate result in a Material Adverse Effect.

        In the course of the preparation by the Company of the Offering Circular, I or attorneys under my direction have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Initial Purchasers and counsel to the Initial Purchasers, at which conferences the contents of the Offering Circular and related matters were discussed. On the basis of the foregoing and my review of the Offering Circular, no facts have come to my attention which would cause me to believe that the Offering Circular as of its date, or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that I express no opinion on Annex A or Annex B of the Offering Circular or the financial statements, including the notes thereto, or any other financial, statistical or accounting data included in the Offering Circular).

        I am a member of the Bar of the State of Missouri and, for purposes of this opinion, do not hold myself out as an expert on the laws of any jurisdiction other than the laws of the State of Missouri and the laws of the United States of America. I have, with your consent, relied upon an opinion of even date herewith of Jones, Day, Reavis & Pogue, counsel for the Company, as to certain matters in this opinion involving the application of the federal laws of the United States and of the laws of the State of New York and the State of Illinois.

        This opinion is furnished by me to you in connection with the offering and sale of the Notes upon the understanding that I am not hereby assuming any professional responsibility to any other person whatsoever. In addition, I assume no responsibility for updating this opinion to take into account any event, action, interpretation, or change of law occurring subsequent to the date hereof that may affect the validity of any of the opinions or views expressed herein.

Very truly yours,
Steven R. Sullivan Vice President, General Counsel and Secretary

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EXHIBIT B

        [Letterhead of Jones, Day, Reavis & Pogue]

June 6, 2002

Lehman Brothers Inc.
Banc One Capital Markets, Inc.
BNY Capital Markets, Inc.
Credit Suisse First Boston Corporation
Westdeutsche Landesbank Girozentrale, London Branch

    c/o Lehman Brothers Inc.
    745 7th Avenue
    New York, New York 10019

The Bank of New York, as Trustee
101 Barclay Street
New York, New York 10286

Ladies and Gentlemen:

        We have acted as counsel for Ameren Energy Generating Company, an Illinois corporation (the "Company"), in connection with the sale to Lehman Brothers Inc., Banc One Capital Markets, Inc., BNY Capital Markets, Inc., Credit Suisse First Boston Corporation and Westdeutsche Landesbank Girozentrale, London Branch (collectively, the "Initial Purchasers") of $275,000,000 of the Company's 7.95% Senior Notes, Series E due 2032 (the "Notes"), pursuant to the Note Purchase Agreement, dated as of June 3, 2002 (the "Note Purchase Agreement"), to which the Initial Purchasers and the Company are parties. The Notes are being issued under an Indenture, dated as of November 1, 2000 (as heretofore amended and supplemented, the "Original Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee"), as amended and supplemented by the Third Supplemental Indenture, dated as of June 1, 2002 (the "Third Supplemental Indenture" and, together with the Original Indenture, the "Indenture"). This opinion is being delivered pursuant to Section 7(a)(ii) of the Note Purchase Agreement. Capitalized terms used in this opinion and not otherwise defined have the same meanings assigned to them in the Note Purchase Agreement.

        In connection with this opinion, we have examined the following documents:

              i.  An executed copy of the Note Purchase Agreement;

            ii.  The forms of the Global Notes;

            iii.  An executed copy of the Original Indenture;

            iv.  An executed copy of the Third Supplemental Indenture;

            v.  Certificate of the Secretary of State of the State of Illinois, dated as of May 30, 2002, as to the corporate existence and good standing of the Company;

            vi.  Certificate of the Secretary of State of the State of Missouri, dated as of May 29, 2002, as to the good standing of the Company;

          vii.  The Company's articles of incorporation (the "Articles of Incorporation") and bylaws (the "Bylaws"), each as in effect on the date hereof,

          viii.  An executed copy of the Registration Rights Agreement, dated as of June 6, 2002 (the "Registration Rights Agreement"), between the Initial Purchasers and the Company;

            ix.  A copy of the Offering Circular, dated June 3, 2002 (the "Offering Circular").

        In rendering the opinions expressed herein, (i) we have not considered the laws of any jurisdiction other than the federal laws of the United States and the laws of the State of New York and the State of Illinois; (ii) we have relied as to matters of fact upon certificates of officers of the Company and certificates, orders and other documents from public officials and have not independently checked or verified the accuracy thereof or the statements set forth therein; and (iii) we have assumed that certain agreements, waivers, consents and other instruments relevant to our opinion have been duly authorized, executed and delivered by, and are the valid and binding obligations of, each party (other than the Company) thereto.

        We have assumed that the signatures on all documents examined by us are genuine and that each person who affixed his or her signature to such documents on behalf of persons other than the Company had authority to do so, including corporate and fiduciary authority. We have further assumed the authenticity of the documents, records or other instruments submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the correctness of all statements of fact contained therein.

        Whenever any statement contained herein with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness of matters known to us, we are referring to the actual knowledge of William J. Harmon, Jane K. Murphy and Susan E. Kassof and those other Jones, Day, Reavis & Pogue attorneys who, according to our records, have been engaged in legal services on behalf of the Company. Except as expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts and no inference as to our knowledge concerning such facts should be drawn from the fact that such representation has been undertaken by us.

        We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion, and based thereon, and subject to the limitations and qualifications set forth herein, we are of the opinion that:

  1.
  The Company is validly existing and in good standing under the laws of the State of Illinois and has requisite corporate power and authority to own and lease its properties and to conduct its business as described in the Offering Circular.

  2.
  The Company is duly qualified to transact business as a foreign company in, and is in good standing under the laws of, the State of Missouri.

  3.
  Each of the Indenture, the Note Purchase Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

  4.
  The Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Note Purchase Agreement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

  5.
  The Company has requisite corporate power and authority to enter into and perform its obligations under the Note Purchase Agreement, the Indenture, the Notes and the Registration Rights Agreement.

  6.
  No qualification of the Indenture under the Trust Indenture Act of 1939, as amended, is required in connection with the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by the Note Purchase Agreement or in connection with the initial resale of such Notes by the Initial Purchasers in accordance with the terms of the Note Purchase Agreement, it being understood that no opinion is hereby expressed as to any subsequent resale of any Notes.

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  7.
  The Notes may be offered and sold by the Initial Purchasers without registration under the Securities Act assuming such offer and sale are conducted in the manner contemplated by and in accordance with the restrictions contained in or described in the Note Purchase Agreement and the Offering Circular. Assuming compliance by the Company with its obligations to provide information required under Rule 144A(d)(4) under the Securities Act, the Notes will be eligible for resale in accordance with Rule 144A under the Securities Act.

  8.
  The execution, delivery and performance of the Note Purchase Agreement, the Registration Rights Agreement, the Indenture and the Notes by the Company, compliance by the Company with all the provisions thereof and the consummation of the transactions contemplated thereby, will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except such as may be required under the securities or blue sky laws or the laws of any foreign countries) that has not been obtained on or prior to the date hereof, will not conflict with or constitute a breach of any of the terms or provisions of, or default (with the passage of time, the giving of notice or otherwise) under, the Articles of Incorporation, Bylaws, or any of the agreements listed in Exhibit A hereto and will not violate or conflict with any valid statutes or valid and published administrative regulations applicable to the Company or its properties which, in our opinion, are normally applicable to the transactions of the type contemplated by the Note Purchase Agreement, including Regulation U of the Federal Reserve Board or, solely in respect of Regulation U, as applicable to the Initial Purchasers.

  9.
  The statements in the Offering Circular under the caption "Description of the Notes and the Indenture" and under "Our Business—Our Principal Agreements" (other than under the subcaption "Book-Entry; Delivery and Form" as to which we express no opinion) insofar as they purport to summarize the provisions of the instruments referred to therein, present fair summaries of such provisions.

  10.
  The statements in the Offering Circular under the caption" Our Business—Regulation—Federal Utility Regulation,—State Utility Regulation, and—Regional Transmission Organizations and Independent System Operators," as to matters of law, are accurate in all material respects.

        In the course of the preparation by the Company of the Offering Circular, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Initial Purchasers and counsel to the Initial Purchasers, at which conferences the contents of the Offering Circular and related matters were discussed, and, although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Circular and have not made any independent investigation or verification thereof, on the basis of the foregoing and our review of the Offering Circular, no facts have come to our attention which would cause us to believe that the Offering Circular as of its date, or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no opinion on the information under Annex A or Annex B of the Offering Circular or in the financial statements, including the notes thereto, or any other financial, statistical or accounting data included or incorporated by reference in the Offering Circular).

        The opinions set forth above are subject to the following qualifications:

  (A)
  Our opinions above as to enforceability are subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, voidable preference, moratorium or similar laws, and related judicial doctrines, from time to time in effect affecting creditors' rights and remedies generally and (ii) general principles of equity (including, without limitation, standards of

3

    materiality, good faith, fair dealing and reasonableness, equitable defenses and limits on the availability of equitable remedies), whether such principles are considered in a proceeding at law or in equity.

  (B)
  We express no opinion as to the validity, binding effect or enforceability of any provision in the Indenture, the Note Purchase Agreement, the Registration Rights Agreement or the Notes:

  i.
  relating to indemnification, contribution or exculpation in connection with violations of any securities laws or statutory duties or public policy, or in connection with willful, reckless or unlawful acts or gross negligence of the indemnified or exculpated party or the party receiving contribution, including, but not limited to, Section 5 of the Registration Rights Agreement and Section 8 of the Note Purchase Agreement;

  ii.
  relating to exculpation of any party in connection with its own negligence that a court would determine in the circumstances under applicable law to be unfair or insufficiently explicit;

  iii.
  providing that the Trustee or any other person or entity may exercise set-off rights other than in accordance with and pursuant to applicable law;

  iv.
  relating to forum selection to the extent the forum is a federal court;

  v.
  relating to forum selection to the extent that any relevant action or proceeding does not arise out of or relate to such document or to the extent that the enforceability of any such provision is to be determined by any court other than a court of the State of New York;

  vi.
  relating to choice of governing law to the extent that the enforceability of any such provision is to be determined by any court other than a court of the State of New York or the State of Illinois;

  vii.
  requiring or relating to payment of interest or any premium payment at a rate or in an amount, after the maturity or after or upon acceleration of the respective liabilities evidenced or secured thereby or after or during the continuance of any default, event of default or other circumstance, or upon prepayment, that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture; or

  viii.
  specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such documents.

  (C)
  Our opinions as to validity, binding effect or enforceability are subject to the effect of generally applicable rules of law that:

  i.
  provide that forum selection clauses in contracts are not necessarily binding on the court(s) in the forum selected;

  ii.
  limit the availability of a remedy in certain circumstances when another remedy has been elected;

  iii.
  may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; or

  iv.
  govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys' fees and other costs.

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  (D)
  With respect to the opinions expressed in paragraphs 6 and 7 above, we have assumed (i) that the purchasers who buy the Notes in the initial resale thereof by the Initial Purchasers as contemplated by the Note Purchase Agreement are "qualified institutional buyers" as defined in Rule 144A promulgated under the Act or that the offer or sale of the Notes is made in an offshore transaction as defined in Regulation S of the Act, (ii) the accuracy and completeness of the Initial Purchasers' representations in Section 3 of the Note Purchase Agreement and those of the Company contained in the Note Purchase Agreement regarding the absence of a general solicitation, general advertising or directed selling efforts in connection with the sale of the Notes to the Initial Purchasers and the initial resale thereof by the Initial Purchasers, (iii) compliance by purchasers of Notes with the agreements set forth under "Transfer Restrictions" in the Offering Circular and (iv) the due performance by the Initial Purchasers of the agreements set forth in the Note Purchase Agreement.

  (E)
  We express no opinion as to the subject matter jurisdiction of any U.S. federal court to adjudicate any suit relating to the Note Purchase Agreement, the Notes, the Indenture or the Registration Rights Agreement that may be brought by any person who is not a citizen of the United States or organized under the laws thereof or of one of the states thereof.

  (F)
  With respect to the opinions in paragraphs 1 and 2 regarding good standing we have relied exclusively on the certificates of public officials referred to in subparagraphs (v) and (vi) in the list of documents reviewed set out above.

        We express no opinion as to the compliance or noncompliance, or the effect of the compliance or noncompliance, of each of the addressees of this letter with any state or federal laws or regulations applicable to each of them by reason of their status as or affiliation with a federally insured depository institution. Our opinions are limited to those expressly set forth herein, and we express no opinions by implication.

        This opinion is furnished by us, as counsel for the Company, to you at the request of the Company and in connection with the offering and sale of the Notes upon the understanding that we are not hereby assuming any professional responsibility to any other person whatsoever except that Steven R. Sullivan, Esq. may rely on this opinion. In addition, we assume no responsibility for updating this opinion to take into account any event, action, interpretation, or change of law occurring subsequent to the date hereof that may affect the validity of any of the opinions or views expressed herein.

Very truly yours,

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Exhibit A

1.
Electric Power Supply Agreement, dated May 1, 2000, amended August 14, 2000 and March 30, 2001 between the Company and Marketing Co.

2.
Electric Power Supply Agreement, dated December 1, 1999, amended March 30, 2001 between Marketing Co and AmerenCIPS.

3.
Amended Joint Dispatch Agreement, dated December 18, 1995, amended May, 1, 2000, between the Company, AmerenUE and AmerenCIPS.

4.
Agency Agreement, dated May 1, 2000, between the Company, AmerenUE, Marketing Co and Ameren Energy.

5.
General Services Agreement dated September 3, 1999 between Ameren Services Company and certain Ameren affiliates.

6.
Parallel Operating Agreements between the Company and Ameren Services as agent for AmerenUE and AmerenCIPS.

7.
Asset Transfer Agreement dated as of May 1, 2000 between the Company and AmerenCIPS.

8.
Committed Unit Contribution Agreement, dated as of November 1, 2000, between the Company and Ameren Energy Resources Company (on behalf of itself and Ameren Energy Development Company).

9.
Resources Letter of Undertaking dated as of November 1, 2000, from Ameren Energy Resources Company to the Company relating to the Subordinated CIPS Note.

10.
AmerenCIPS Acknowledgement between the Company and AmerenCIPS, dated November 1, 2000 relating to the Subordinated CIPS Note.

11.
Ameren Corporation Non-utility Money Pool Agreement.

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  EXHIBIT 1.1
  SCHEDULE A
  EXHIBIT A
  EXHIBIT B
  Exhibit A